UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
                    Filed Pursuant to Section 13 OR 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): July 16, 1997




                              CAPSTAR HOTEL COMPANY
             (Exact name of registrant as specified in its charter)



        DELAWARE                     1-12017               52-1979383
(State or other jurisdiction    (Commission File   (IRS Employer Identification
       of incorporation)              Number)               Number)



                           1010 Wisconsin Avenue, N.W.
                                   Suite 650
                             Washington, D.C. 20007
                    (Address of principal executive offices)



Registrant's telephone number, including area code:  (202) 965-4455

ITEM 5.     OTHER EVENTS


      On July 30, 1997, CapStar Hotel Company ("CapStar") reported on a current report on Form 8-K that its acquisition of The Georgetown Inn Hotel and the Radisson Hotel & Suites constituted an acquisition of a "significant amount of assets," as such phrase is defined in Item 2 of Form 8-K and Sections 210.11-01(d), 210.11- 01(b) and 210.3-05(b)(2)(ii) of Regulation S-X of the
Securities Act of 1933, as amended.

     Subsequently, CapStar's independent certified public accountants completed the audit of another hotel property acquired prior to the purchase of The Georgetown Inn Hotel and the Radisson Hotel & Suites. These audited financial statements demonstrated that the acquisition of such other property constitute an acquisition of a "significant amount of assets" and thereby such acquisition changes the basis for CapStar's significance test. As such, the acquisition of The Georgetown Inn Hotel and the Radisson Hotel & Suites no longer constituted an acquisition of a "significant amount of assets." Therefore, CapStar is now filing this amendment to the current report on Form 8-K, dated July 30, 1997, and will not file the financial statements and pro forma information as previously stated. In addition, a current report on Form 8-K has been filed in connection with the acquisition of the other hotel property described above.

                                   SIGNATURES



          Pursuant to the requirements of the Securities Exchange Act of

1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                    CAPSTAR HOTEL COMPANY
                    (Registrant)



                    By:   /S/ John Emery
                       -------------------------------
                       John Emery
                       Chief Financial Officer


Dated:  August 15, 1997